Exhibit 10.13

Loan Agreement
Agreement #32101200800013640

The Borrower: Danyang Lihua Electron Co., Ltd
The Lender: Agricultural Bank of China Danyang City Branch

Pursuant to the relevant laws and regulations, after negotiating, the parties hereby agree as follows:
Article 1 Facility
1. Type: General liquid capital
2. Purpose: Purchase of Copper Clad Aluminum
3. Currency and Amount: RMB Five Million and Two Hundred Thousand (RMB 5,200,000)
4. Maturity:
(1) Refer to the chart below:
Launch				Maturity
Year	Month	Day	Amount	Year	Month	Day	Amount
2008	4	16	Five Million and Two Hundred Thousand	2009	4	15	Five Million and Two Hundred Thousand
(The appendix for more items could not show herein shall constitute a part of this agreement.)
(2) Any inconsistence with regard to the amount, launch date and maturity date between hereunder and the borrowing certificate, the borrowing certificate shall control. The borrowing certificate shall constitute a part of the agreement and shall have same legal effects.
(3) If the facility hereunder is a foreign exchange loan, the Borrower shall repay the principal and the accrued interest in the original currency.
5. Interest Rate
The RMB borrowing interest rate shall be in accordance with the first method specified below:
(1) Floating Rate
The borrowing interest rate is the benchmark interest rate to upwardly float thirty percent (30%), exercised yearly interest rate is nine point seven hundred eleven percent (9.711%). For the borrowing term is five and less than five years, the benchmark interest rate is the RMB borrowing benchmark interest rate on the same term announced by the People’s Bank of China (hereinafter the “PBC”); the benchmark interest rate for the borrowing term is five or more than five year is the RMB borrowing benchmark interest rate on the same term announced by the PBC.
The adjustment period for the interest rate is one month. If the PBC adjusts RMB borrowing benchmark interest rate, starting form the matching borrowing date in the first month of the next adjustment period, the Lender will adjust the borrowing interest rate accordingly and re-calculate a new exercised interest rate, and shall not need to notify the Borrower the adjustment. If the adjustment date for benchmark interest rate and the launch date or the matching borrowing date in the first month are the same day, starting from the adjustment date of the benchmark interest rate to re-calculate the exercised interest rate; in the case no matching borrowing date, the last day of the aforesaid month is deemed to be the matching borrowing date.

(2) Fixed Rate (N/A)
The borrowing interest rate is the benchmark interest rate to (upwardly/ downwardly) float     percent (%), exercised yearly interest rate is     percent (%). For the borrowing term is five and less than five years, the benchmark interest rate is the RMB borrowing benchmark interest rate on the same term announced by the PBC; for the borrowing term is five or more than five year, the benchmark interest rate is the RMB borrowing benchmark interest rate on the same term announced by the PBC plus     percent.
The interest rate for the foreign exchange loan is calculated by the      method:
(1)Interest margin of      month     LIBOR/HIBOR+     % on the monthly floating basis. LIBOR/HIBOR is the London Interbank Offer Rate / Hong Kong Interbank Offer Rate on the date of two business days before the interest calculation date announced by the Reuters
(2)Exercised yearly interest rate is     % till maturity of the facility.
(3)Other methods     .
6. Settlement of the Interest
The facility hereunder is settled on the monthly basis. The interest settlement date is the 20th day of each month. The Borrower shall pay the interest on every interest settlement date. If the last repayment date for the principal is not on the interest settlement date, the unpaid interest shall be repaid together with the principal (the daily interest equals to the monthly interest/30)

Article 2
In the case the following conditions are not fulfilled, the Lender may not provide the facility hereunder:
1. The Borrower shall open the general account at the Lender.
2. The Borrower shall provide the relevant documents and information as the Lender requests and complete the relevant procedures.
3. In the event the facility hereunder is a foreign exchange loan, the Borrower shall complete the relevant permissions, registrations and other procedures as required in accordance with laws and regulations.
4. If the facility hereunder is secured by pledged collaterals or mortgages, the relevant legal procedures including but not limited to registrations and/ or insurances have been completed as the Lender requests. The aforesaid secured interests and insurances shall be continuously valid and effective. In the event the facility is guarantee by the guarantors, the guarantee agreements shall be signed and become effective.

Article 3 The Lender’s Rights and Obligations
1. The Lender is entitled to inquire the Borrower’s production, financial condition, inventory and the application of the facility funds; the Lender may request the borrower periodically to provide the materials such as related financial and accounting reports.

2. In the event Item 7, 8,and 10 of the Article 4 occur or the Borrower engages in other actions or conditions adversely affect the repayment of the facility, the Lender may withhold funding, call the facility, or terminate the agreement.
3. In the event the Lender calls the facility pursuant to the clause of the agreement or requests the Borrower to prepay the principal, the accrued interest, the punitive interest, the compound interest and other expenses, the Lender may directly withdraw the aforesaid payments from the Borrower’s account.
4. In the event the Borrower’s payment is inadequate to repay the amount owed under the agreement, the Lender may decide any of the principal, the accrued interest, the punitive interest, the compound interest and other expenses shall be repaid first.
5. In the event the Borrower breaches its repayment obligations under the agreement, the Lender may disclose the breach to the public.
6. The lender shall launch the full amount of the facility to the Borrower on schedule in accordance with the agreement.

Article 4 The Borrower’s Rights and Obligations
1. The Borrower is entitled to draw down the facility and use the facility funds in accordance with the agreement.
2. The Borrower shall conduct the settlement and deposit related to the facility hereunder through the account set forth in the Article 2.
3. In the event the facility hereunder is a foreign exchange loan, the Borrower shall complete the relevant permissions, registrations and other procedures as required in accordance with laws and regulations.
4. The Borrower shall repay the principal and the accrued interest in accordance with the agreement. In the case the Borrower needs to roll over the facility, it shall submit a written application within fifteen days before the maturity of the facility; after the Lender consents, the rollover agreement shall be signed by and between the parties.
5. The Borrower shall use the facility funds in compliance with the purpose hereunder, and shall not appropriate or misappropriate the facility funds.
6. The Borrower shall provide the authentic, integrated and valid financial report or other relevant information on monthly basis, and actively cooperate with the Lender’s inspection with regard to its production, business operation, financial condition and its compliance with the purpose hereunder
7. In the event the Borrower carries out outsource, lease, conversion to share-holding system, co-operating business, merger, acquisition, split, joint venture, asset transfer, reforming application, bankruptcy application or other actions could change the debtor and creditor relationship or affect the Lender’s rights and interests hereunder, it should send the written notice to the Lender before carrying out the aforesaid actions. Without the Lender’s consent and perform the repayment obligations or prepay the unpaid loans, the Borrower shall not carry out the aforementioned actions.
8. In the event the Borrower engages in any other actions not specified in Article 4.7 and have material adverse effects to its repayment obligations hereunder, for example, the Borrower ceases productions, suspends business, deregisters , is revoked business license; or the legal representatives or the major responsible persons engage in illegal activities, involve in major lawsuits or arbitrations; its productions and business operations encounter severe difficulties; or the financial conditions worsen, the Borrower shall send written notice to the Lender immediately, and provide the acceptable collaterals to secure the facility.

9.In the event the Borrower provides guarantees to the third parties, or provides its material assets to the third parties as collaterals, and may affect its repayment abilities, the Borrower shall send the prior written notice to the Lender and request its consent.
10. The Borrower and its investors shall not withdraw funds, transfer assets or assign shares to avoid its obligations to the Lender.
11. The Borrower shall immediately send the written notice to the Lender in the event of change in its name, legal representatives, business address, business scope, and other business registration items.
12. In the event the guarantor hereunder ceases productions, suspends business, deregisters , is revoked business license, bankrupts and has loss in business; partially or totally incapable to provide guarantee for the facility hereunder, or the values of pledged or mortgaged collaterals or secured interests are impaired, the Borrower shall immediately provide other acceptable collaterals or secured interests to the Lender.
13. The Borrower shall assume all relevant expenses, including but not limited to legal service, insurance, transportation, appraisal, registration and notary fees.

Article 5 Prepayment
The Borrower shall obtain the Lender’s prior consent to prepay the loan. In the event the Lender agrees the Borrower to prepay the loan, the prepayment interest shall be calculated by the second method:
1. By the agreed borrowing term and exercised borrowing interest set forth in the agreement.
2. By the actual borrowing term and the agreed exercised borrowing interest upwardly floating zero percent (0%).

Article 6 Breach
1. In the event the Lender is not in compliance with the agreement to launch the facility in the agreed amount and the schedule and cause the Borrower’s loss, the Lender shall pay the penalty calculated by the default amount and the deferral days. The calculation of the penalty is the same calculation method as the deferral repayment interest in the same term.
2. In the event the Borrower is not in compliance with the agreement to repay the principal, the Borrower shall pay the Lender the punitive interest from the deferral date to the repayment date on the interest rate calculated on the basis that the agreed exercised interest rate upwardly floating one point fifty percent (1.50%). During the period of deferral, if the facility currency is RMB and the PBC upwardly adjusts its benchmark interest rate, the punitive interest rate shall be adjusted accordingly from the adjustment date.
3. In the event the Borrower is not in compliance with the purpose hereunder, the Borrower shall pay the Lender the punitive interest against the breach amount from the breach date to the repayment date on the interest rate calculated on the basis that the agreed exercised interest rate upwardly floating one hundred percent (100%). During the period, if the facility currency is RMB and the PBC upwardly adjusts its benchmark interest rate, the punitive interest rate shall be adjusted accordingly from the adjustment date.

4. To the unpaid accrued interest, in accordance with the relevant regulations of PBC, the Lender may calculated the punitive interest as the compound interest. The unpaid accrued interest includes the unpaid accrued interest during the period of the facility (including the punitive interest against the purpose )and the unpaid accrued interest occurs after the deferral of repayment (including the punitive interest for deferral and against the purpose). To the punitive interest for the unpaid accrued interest occurs during the period of the facility, the compound interest rate shall be calculated by the agreed exercised interest rate hereunder; after the maturity of the facility, the compound interest rate shall be calculated by the deferral interest rate; the unpaid accrued interest for deferral repayment shall be calculated by the deferral interest rate.
5 In the event the Borrower is not in compliance with the obligations hereunder, the Lender is entitled to request the Borrower to amend the breach, to cease the launch of the facility, to request the Borrower to prepay the launched borrowings, to declare the other facilities under other agreements by and between the Borrower and the Lender are matured or to adopt other actions to secure the Lender’s assets.
6. In the event any guarantor under the agreement is not in compliance with the guarantee agreement, the Lender is entitled to request the Borrower to amend the breach, to cease the launch of the facility, to request the Borrower to prepay the launched borrowings or to adopt other actions to secure the Lender’s assets.
7. In the event the Lender files law suits or arbitrations to fulfill its interests hereunder, the Borrower shall assume the legal, travel and other related expenses the Lender may occur.

Article 7 Guarantee
The guarantee for this agreement is the maximum guarantee. The guarantee agreement shall be signed separately. The guarantee agreement number is 32905200700002755.

Article 8 Dispute Resolution
Any dispute arising out of or related to this Agreement may be negotiated by the parties, or be solved by the following method 1 :
1. Submitted to and tried by the court, in which the Lender resides.
2. Solved via Arbitration
During the period of conducting law suits or arbitrations, the clauses not under disputes are still valid, effective and binding to the parties.

Article 9 Other Covenants
1. The Lender’s rights and interests hereunder shall be secured together by the maximum guarantee agreement No. 32905200700002755 and 32110313901200806.

Article 10 Effectiveness of the agreement
The agreement becomes effective on the date the parties sign or seal the agreement.

Article 11
This agreement is to be written up in three original copies with the Borrower, the Lender and the Guarantor shall each hold one original copy, which shall have same legal effects.

Article 12 Acknowledge
The Lender has urged the Borrower to thoroughly and accurately understand each clause set forth in the agreement, and has explain each clause to the Borrower. Both parties have reach consensus to the agreement.

The Borrower: Danyang Lihua Electron Co., Ltd
Legal Representative (or authorized person)

The Lender: Agricultural Bank of China Danyang City Branch
Legal Representative (or authorized person)

Date: April 16, 2008

Appendix:
Borrowing Certificate
The Borrower: Danyang Lihua Electron Co., Ltd
Type: General liquid capital
Purpose: Purchase of Copper Clad Aluminum
Loan Agreement No. 32101200800013640
Guarantee Agreement No. 32905200700002755 and 32110313901200806
Launch Date: 2008/4/16
Maturity Date: 2009/4/15
Deposit Account No. 10322901040004897
Amount: RMB Five Million and Two Hundred Thousand (RMB 5,200,000)
Interest Rate: 9.711%